Exhibit 4.1

                          FIRST SUPPLEMENTAL INDENTURE

     This First Supplemental Indenture (this "Supplemental Indenture") dated as of December 29, 2003 is among Denbury Resources Inc., a Delaware corporation (the "Company"), on behalf of itself and the Subsidiary Guarantors (the "Subsidiary Guarantors") under the Indenture as defined below, Denbury Onshore, LLC ("Onshore"), Denbury Holdings, Inc., a Delaware corporation (the "Holding Company"), Denbury Operating Company, a Delaware corporation ("OPCO"), and JPMorgan Chase Bank, as Trustee, and supplements, amends and modifies that certain Indenture dated as of March 25, 2003 among the Company, the Subsidiary Guarantors and the Trustee (the "Indenture").

                                    RECITALS:

     The Company has heretofore executed and delivered to the Trustee the Indenture providing for the issuance of the Company's 7 1/2% Senior Subordinated Notes Due 2013 (the "Securities").

     The Board of Directors of the Company has determined it to be in the best interests of the Company to effect the formation of a holding company structure. Accordingly, the Company, the Holding Company and Onshore have executed and delivered an Agreement and Plan of Merger to Form Holding Company dated as of December 22, 2003 to be effective 9:00 a.m. Delaware time, December 29, 2003 (the "Merger Effective Time") pursuant to which the Company will be merged into Onshore, a Delaware single member limited liability company and an indirect subsidiary of the Company, with Onshore being the survivor of the merger between the Company and Onshore, and whereby the outstanding capital stock of the Company will be converted into capital stock of the Holding Company (the "Merger"). At the Merger Effective Time the corporate name of the Holding Company will be changed to "Denbury Resources Inc."

     As a result of effectuation of the Merger, the Holding Company will become a holding company and Onshore will become a wholly-owned subsidiary of the Holding Company.

     The Merger will be effected pursuant to Section 251(g) of the General Corporation Law of the State of Delaware ("DGCL"), which permits effectuation of such a merger without a vote of stockholders of either constituent corporation.

     On December 29, 2003 at 1:00 p.m. Delaware time (the "Capitalization Effective Time"), the Holding Company will capitalize OPCO as a new subsidiary, at 11:00 a.m. Delaware time Onshore will distribute the stock of one of its subsidiaries that is a Subsidiary Guarantor, Denbury Offshore Inc., to the Holding Company, and the Holding Company will distribute its membership interests in Onshore to OPCO, causing Onshore to become a direct subsidiary of OPCO and an indirect subsidiary of the Holding Company. Denbury Offshore Inc. will remain a Subsidiary Guarantor pursuant to the terms of the Indenture as amended by this Supplemental Indenture.

     Section 5.01 of the Indenture provides that the Company may not consolidate with or merge with or into any Person unless such Person is organized and existing under the laws of the United States or any state thereof and the successor company by virtue of the Merger, in this case




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Onshore,  expressly assumes, by supplemental indenture executed and delivered to the Trustee, all the obligations of the Company under the Securities and the Indenture.

     The Holding Company and Onshore intend to assume all of the obligations of the Company under the Securities and the Indenture with respect to the indebtedness previously issued by the Company under the Indenture. In no event as a result of this Supplemental Indenture or the assumption by the Holding Company of the obligations of the Company under the Indenture, will Onshore be released from the obligations under the Securities and the Indenture that it is assuming herein.

     Pursuant to Sections 9.01(2), (5) and (8) of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture without notice to or consent of any Securityholder.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                   ARTICLE 1

     Section 1.1 Definitions.

     (a) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     (b) The term "Subsidiary" in the Indenture shall refer to a direct or indirect subsidiary of either the Holding Company or Onshore.

     (c) Whenever the phrase "the Company and its Restricted Subsidiaries" is used in the Indenture, it shall mean the Holding Company and all of its Restricted Subsidiaries, including Onshore, on a consolidated basis.

     (d) Whenever the term "the Company" is used in the Indenture, it shall mean either or both of the Holding Company and Onshore, as appropriate, so as to enable compliance with, and confer the rights under, the covenants, agreements, terms and obligations of the Indenture and the Securities.

     Section 1.2 Assignment and Assumption. Onshore and the Holding Company hereby assume all of the Company's obligations under the Indenture and the Securities at the Merger Effective Time and as such shall thereafter be obligated to timely pay, perform and discharge, each and every obligation of the Company under and with respect to the Indenture and the Securities. The Company hereby assigns, at the Merger Effective Time, its rights and obligations under the Indenture and the Securities to Onshore and the Holding Company.

     Section 1.3 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     Section 1.4 Agreement to Guarantee. Effective at the Capitalization Effective Time, OPCO agrees that it will, jointly and severally with all other Subsidiary Guarantors, guarantee the obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and be bound by all other applicable provisions of the Indenture.


                                   ARTICLE 2

     Section 2.1 Effectiveness. Although this Supplemental Indenture may be executed and delivered by the parties hereto prior thereto, the provisions hereof shall not become effective unless and until the Merger becomes effective under the DGCL and, under such circumstances, except as to Section 1.4 hereof, shall become effective concurrently with the Merger Effective Time. Section 1.4 hereof shall become effective concurrently with the Capitalization Effective Time. From and after the Merger Effective Time and, as to Section 1.4 hereof, the Capitalization Effective Time, the Indenture, as hereby supplemented, amended and modified, shall remain in full force and effect.

     Section 2.2 References. Each reference in the Indenture of this Supplemental Indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this Supplemental Indenture, except where the context otherwise indicates.

     Section 2.3 Benefit. All the covenants, provisions, stipulations and agreements contained in this Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners of the Securities.

     Section 2.4 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 2.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section  2.6  Trustee  Makes  No  Representation.   The  Trustee  makes  no
representation as to the validity or sufficiency of this Supplemental Indenture.

     Section 2.7 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction thereof.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                         DENBURY ONSHORE, LLC

                         By:     /s/ Phil Rykhoek
                                 -----------------------------------------------
                         Name:   Phil Rykhoek
                         Title:  Senior Vice President, Chief Financial Officer
                                 and Secretary


                         DENBURY RESOURCES, INC., on behalf of itself and on behalf of the Subsidiary Guarantors

                         By:     /s/ Gareth Roberts
                                 -----------------------------------------------
                         Name:   Gareth Roberts
                         Title:  President and Chief Executive Officer


                         DENBURY HOLDINGS, INC.

                         By:     /s/ Phil Rykhoek
                                 -----------------------------------------------
                         Name:   Phil Rykhoek
                         Title:  Senior Vice President, Chief Financial Officer
                                 and Secretary


                         DENBURY OPERATING COMPANY, as Subsidiary Guarantor

                         By:     /s/ Phil Rykhoek
                                 -----------------------------------------------
                         Name:   Phil Rykhoek
                         Title:  Senior Vice President, Chief Financial Officer
                                 and Secretary


                         JPMORGAN CHASE BANK, as Trustee

                         By:     /s/ Rebecca A. Newman
                                 -----------------------------------------------
                         Name:   Rebecca A. Newman
                         Title:  Vice President